Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Plymouth Opportunity REIT, Inc.
We consent to the use of our report with respect to the consolidated balance sheet of Plymouth Opportunity REIT, Inc. and subsidiaries as of March 16, 2011 included herein and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-11.
/s/ KPMG LLP
Boston, Massachusetts
May 16, 2011